UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): July 18, 2014

L Brands, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

1-8344		31-1029810
(Commission File Number)		(IRS Employer Identification No.)

Three Limited Parkway Columbus, OH		43230
(Address of Principal Executive Offices)		(Zip Code)

(614) 415-7000
(Registrant's Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
On July 18, 2014, L Brands, Inc. (“L Brands” or the “Company”) entered into an amendment and restatement (the “Amendment”) of its amended and restated revolving credit agreement dated as of July 15, 2011 (as amended and restated, the “Credit Agreement”) among the Company, JPMorgan Chase Bank, N.A., as Administrative Agent and Collateral Agent, and the Lenders party thereto. A copy of the Amendment is attached hereto as Exhibit 4.1 and is incorporated herein by reference.

Pursuant to the Amendment, the aggregate amount of Commitments of the Lenders under the Credit Agreement remains $1,000,000,000 and, in addition to the Company, (i) certain of the Company’s non-US subsidiaries may borrow loans, and obtain letters of credit, under the Credit Agreement, subject to a guarantee by the Company and its material domestic subsidiaries and (ii) subject to limitations on the aggregate amounts thereof in such currencies, certain of such non-US subsidiaries may borrow loans and obtain letters of credit denominated in Canadian dollars or UK Pounds Sterling. The Amendment also (i) permits the Company to add additional Borrowers and additional currencies, subject to the consent of the Lenders lending to such additional Borrowers or in such additional currencies, (ii) increases the aggregate amount of incremental revolving commitments that the Company may add under the Credit Agreement from $250,000,000 to $500,000,000, subject to certain conditions in respect of the Company and prospective Increasing Lenders, (iii) extends the maturity date of the facility from July 15, 2016  to July 18, 2019 and (iv) provides greater flexibility in respect of certain negative covenants by increasing the dollar allowances for several baskets, including Investments, Liens and Restricted Payments.

The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Amendment.  Capitalized terms not defined herein have the meanings set forth in the Credit Agreement.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
The information required by this item is included in Item 1.01 of this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits
(d) Exhibits

Exhibit 4.1
Amendment and Restatement Agreement dated July 18, 2014 among L Brands, Inc., a Delaware corporation, L (Overseas) Holdings LP, an Alberta limited partnership, Canadian Retail Holdings Corporation, a Nova Scotia company, Victoria’s Secret UK Limited, a company organized under the laws of England and Wales, and Mast Industries (Far East) Limited, a Hong Kong corporation, the lenders party thereto and JPMorgan Chase Bank, N.A., as Administrative Agent and Collateral Agent (the “Administrative Agent”), in respect of the Amended and Restated Five-Year Revolving Credit Agreement dated as of July 15, 2011 among the Company, the lenders from time to time party thereto and the Administrative Agent.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

L Brands, Inc.

Date:	July 22, 2014	By:	/s/ STUART B. BURGDOERFER
Stuart B. Burgdoerfer
Executive Vice President and Chief Financial Officer